EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2011 relating to the financial statements of Unique Underwriters, INC

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA

Mike Bongiovanni, CPA, Principal

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031
Tel: 704-892-8733
Fax: 704-892-6487
Email: mikebongiovanni@msn.com

July 14, 2011